Exhibit 99.1

            Schick Technologies Reports Fiscal 2003 Year End Results

                 Revenues up 22%, Income from Operations up 69%

LONG ISLAND CITY, N.Y., June 10, 2003 -- Schick Technologies, Inc. (OTC: SCHK) today reported its financial results for the fiscal fourth quarter and year ended March 31, 2003.

Net revenues for the fourth quarter were $7.3 million, an increase of $0.6 million, or 9%, compared to $6.7 million in the same period in fiscal 2002. Net income for the quarter was $6.7 million, or $.66 per basic and $.42 per diluted share, compared to $1.2 million, or $.12 per basic and $.08 per diluted share, for the same period in fiscal 2002. The Company's results were positively impacted by a net income tax benefit of $5.4 million in the fourth quarter of fiscal 2003 arising primarily from a reduction in its deferred tax valuation allowance in anticipation of partial utilization of its net operating loss carryforwards; no such benefit was recorded in the same period in fiscal 2002. Income from operations (which does not include interest income, other income, interest expense and income tax benefits) for the fourth quarter was $1.3 million, an increase of 8%, compared to $1.2 million for the same period in fiscal 2002.

For the fiscal year ended March 31, 2003, net revenues were $29.8 million, an increase of $5.4 million, or 22%, compared to $24.4 million in fiscal 2002. Net income in fiscal 2003 was $11.8 million, or $1.17 per basic and $0.78 per diluted share, compared to $3.1 million, or $0.30 per basic and $0.26 per diluted share, for fiscal 2002. The Company's results were positively impacted by the aforementioned net income tax benefit of $5.4 million in fiscal 2003; no such benefit was recorded in fiscal 2002. Income from operations (which does not include interest income, other income, interest expense and income tax benefits) for fiscal 2003 was $6.6 million, an increase of 69%, compared to $3.9 million for the same period in fiscal 2002.

"We are very pleased to report the results of a successful fiscal year," said David Schick, Chief Executive Officer. "For the year, gross margins reached 67.7%, and operating margins 22.3%. Strong revenues and operating efficiencies resulted in a significant increase in working capital while reducing debt from $3.9 million to $1.5 million. The Company achieved a technological breakthrough with the successful introduction of CDRWireless(TM) in the fourth quarter. We believe this product launch may have caused fiscal fourth quarter sales to be delayed as customers evaluated the new product offering. Additionally, the Company incurred higher sales and marketing expenses related to the introduction of CDRWireless(TM). With the addition of CDRWireless(TM) to our current products, we believe that the Company is well positioned for growth in fiscal 2004."

Schick Technologies Conference Call Information:

Schick Technologies will hold a conference call on Tuesday, June 10, 2003, 5:00 p.m. EDT. To access the call, please dial domestic 1-800-299-9630 and international 1-617-786-2904. This conference call will be broadcast live on the Internet at www.companyboardroom.com, or www.streetevents.com.

If you are unable to participate, an audio digital replay of the call will be available from Tuesday, June 10 at 7:00 p.m. EDT until Midnight EDT on June 17 by dialing 1-888-286-8010 (domestic) or 617-801-6888 (international) using confirmation code #37794231. A web archive will be available for 30 days at www.companyboardroom.com or www.streetevents.com.

Schick Technologies, Inc., an ISO 9001 certified company, designs, develops, and manufactures innovative digital radiographic imaging systems and devices for the dental and medical markets. The Company's products, which are based on proprietary digital imaging technologies, create instant high-resolution radiographs and offer significant advantages over conventional x-ray devices.

The Company's beliefs as to its anticipation of partial utilization of its net operating loss carryforwards, the delay of fiscal fourth quarter sales caused by its product launch and the effect of such delays and the Company being well positioned for growth in fiscal 2004, and other information in this announcement which is not historical, constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The matters discussed in this news release are subject to various factors which could cause actual events and results to differ materially from such statements. Such factors include uncertainties as to the future sales volume of Schick Technologies' products, the possibility of changing economic, market and competitive conditions, dependence on products, technological developments, competition, market uncertainties, dependence on distributors, ability to manage growth, fluctuation in results, seasonality and other risks and uncertainties including those detailed in the Company's filings with the Securities and Exchange Commission.

CONTACT: Investor Relations of Schick Technologies, 718-937-5765
         Cameron Associates, 212-245-8800

Schick Technologies, Inc. and Subsidiary
Consolidated Statements of Operations
(In thousands, except share amounts)

                                                                    Three months ended                 Twelve months ended
                                                                                             March 31,
                                                                       2003              2002              2003              2002
                                                                       ----              ----              ----              ----
                                                                        (unaudited)
Revenue, net                                                   $      7,347      $      6,736      $     29,817      $     24,399

Cost of sales                                                         2,209             2,494             9,369             8,540

Excess and obsolete inventory                                            --                --               259               292
                                                               ------------      ------------      ------------      ------------
Total cost of sales                                                   2,209             2,494             9,628             8,832
                                                               ------------      ------------      ------------      ------------

                  Gross profit                                        5,138             4,242            20,189            15,567
                                                               ------------      ------------      ------------      ------------
Operating expenses:
        Selling and marketing                                         1,654             1,287             5,911             5,291
        General and administrative                                    1,492             1,231             5,041             4,148
        Research and development                                        689               566             2,598             2,176
        Bad debt recovery                                                --               (50)               --               (93)
        Lease termination settlement                                     --                --                --               118
                                                               ------------      ------------      ------------      ------------
                  Total operating costs                               3,835             3,034            13,550            11,640
                                                               ------------      ------------      ------------      ------------

                  Income from operations                              1,303             1,208             6,639             3,927
                                                               ------------      ------------      ------------      ------------

Other income (expense)
        Other income                                                     (4)               63                96               140
        Interest income                                                  13                 1                52                33
        Interest expense                                                (81)             (105)             (322)           (1,012)
                                                               ------------      ------------      ------------      ------------
                  Total other income (expense)                          (72)              (41)             (174)             (839)
                                                               ------------      ------------      ------------      ------------

                  Income before income taxes                          1,231             1,167             6,465             3,088

                  Income tax benefit                                  5,445                --             5,360                --
                                                               ------------      ------------      ------------      ------------

                  Net income                                   $      6,676      $      1,167      $     11,825      $      3,088
                                                               ============      ============      ============      ============

                  Basic earnings per share                     $       0.66      $       0.12      $       1.17      $       0.30
                                                               ============      ============      ============      ============
                  Diluted earnings per share                   $       0.42      $       0.08      $       0.78      $       0.26
                                                               ============      ============      ============      ============
                  Weighted average common shares (basic)         10,170,782        10,137,257        10,148,991        10,137,209
                                                               ============      ============      ============      ============
                  Weighted average common shares (diluted)       15,868,163        14,115,104        15,143,999        11,915,351
                                                               ============      ============      ============      ============

Schick Technologies, Inc. and Subsidiary Consolidated Balance Sheets (In thousands, except share amounts)

                                                                                                  March 31
                                                                                             2003          2002
                                                                                           ----------------------
Assets
Current assets
       Cash and cash equivalents                                                           $  7,100      $  1,622
       Short - term investments                                                                 712           472
       Accounts receivable, net of allowance for
             doubtful accounts of $42 and $717 respectively                                   3,032         2,812
       Inventories                                                                            3,039         2,805
       Income taxes receivable                                                                   10            13
       Prepayments and other current assets                                                     421           427
       Deferred incomeDtaxes                                                                  2,590            --
                                                                                           --------      --------

                                              Total current assets                           16,904         8,151
                                                                                           --------      --------
Equipment, net                                                                                2,151         2,939
Goodwill, net                                                                                   266           266
Other assets                                                                                    349           601
Deferred income taxes                                                                         2,940            --
                                                                                           --------      --------
                                              Total assets                                 $ 22,610      $ 11,957
                                                                                           ========      ========

Liabilities and Stockholders' Equity
Current liabilities
       Current maturity of long term debt                                                  $  1,503      $  1,815
       Accounts payable and accrued expenses                                                  1,468           957
       Accrued salaries and commissions                                                       1,080           565
       Income taxes payable                                                                       4            --
       Deposits from customers                                                                   31            30
       Warranty obligations                                                                      56            72
       Deferred revenue                                                                       3,605         3,579
                                                                                           --------      --------
                                   Total current liabilities                                  7,747         7,018
                                                                                           --------      --------
Long term debt                                                                                   --         2,039
                                                                                           --------      --------
                                   Total liabilities                                          7,747         9,057
                                                                                           --------      --------
Commitments and contingencies                                                                    --            --
Stockholders' equity
       Preferred stock ($0.01 par value; 2,500,000
                shares authorized; none issued and outstanding)                                  --            --
       Common stock ($0.01 par value; 50,000,000 shares authorized:
                10,206,425 and 10,138,325 shares issued and outstanding, respectively)          102           101
       Additional paid-in capital                                                            42,618        42,481
       Accumulated deficit                                                                  (27,857)      (39,682)
                                                                                           --------      --------
                                   Total stockholders' equity                                14,863         2,900
                                                                                           --------      --------
                                   Total liabilities and stockholders' equity              $ 22,610      $ 11,957
                                                                                           ========      ========